THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE CORPORATION THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

NUCON-RF, INC.
(a Nevada corporation)

8% Convertible Note

Total Note: $__________

NUCON-RF, INC., a Nevada corporation (the "Corporation"), for value received, promises to pay upon presentation of this Convertible Note (the "Note"), in accordance with the terms and subject to the conversion provisions set forth herein, to the order of _______________________________ ("Holder"), _______________ ($_______) Dollars (the "Principal Amount"). This Note is convertible into shares of common stock, par value $0.001 per share of the Corporation (the "Common Stock") as provided Section 2 below.

The Corporation covenants, promises and agrees as follows:

1. Principal and Interest. The Principal Amount with interest thereon computed from the date hereof at the rate of eight (8%) percent per annum shall be payable two (2) years from the date hereof (the “Maturity Date”). In the event that any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of New York or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

2. Conversion.

2.1. Option to Convert. The Holder shall have the right, at his option, at any time on or before the Maturity Date, to convert, in whole or in part, subject to the terms and provisions hereof, the Principal Amount of the Note plus accrued interest on the Note, into such number of shares of Common Stock ("Common Stock") (the shares of Common Stock issuable upon conversion of this Note are hereinafter referred to as the “Conversion Shares") as shall equal the quotient obtained by dividing (x) the principal amount and accrued interest of this Note to be converted by (y) the Applicable Conversion Price (as hereinafter defined) and by surrender of this Note, such surrender to be made in the manner provided herein; provided, however, that the right to convert outstanding principal and accrued interest of this Note shall terminate at the close of business on the third calendar day preceding the date fixed for prepayment unless the Corporation shall default in making such prepayment.

For purposes hereof, the term "Applicable Conversion Price" shall mean (A) seventy-five ($0.75) cents at any time prior to the shares of the Company’s Common Stock being quoted on the Over-the-Counter Bulletin Board (“OTCBB”); (B) for a period of ninety (90) days from the date the shares of the Company’s Common Stock are quoted on the OTCBB, the lesser of a 25% discount to the Closing Price on the business day preceding the Date of Conversion or One ($1.00) Dollar with a floor of seventy-five ($0.75) cents or (C) thereafter, the greater of a 25% discount to the Closing Price on the business day preceding the Date of Conversion or seventy-five ($0.75) cents.

For purposes hereof the "Closing Price" with respect to any conversion elected to be made by the holder shall be the closing price for the day immediately preceding the date on which the holder gives the Corporation a written notice of the Holder's election to convert the outstanding principal and/or accrued interest of this Note or any part thereof. The closing price on any trading day shall be (a) if the Common Stock is then listed or quoted on either the Over the Counter Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or any recognized exchange, the reported closing bid price for the Common Stock on such day or (b) if the Common Stock is not listed on any of the foregoing markets, the average of the bid and asked prices as quoted on the “pink sheets” on such day subject to adjustment as provided below in Section 5.

2.2. Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to the Corporation at the address set forth below in Section 9, together with written notice of election executed by the Holder, which may be in the form which is included with this Note (hereinafter referred to as the "Conversion Notice") to convert such Note or a specified portion thereof into shares of Common Stock.

2.3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu thereof, the Corporation shall round up to the nearest whole share. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error. In order to convert this Note into full shares of Common Stock, the Holder shall surrender this Note to the Corporation, together with the Conversion Notice that it elects to convert the same, the amount of principal to be so converted, and a calculation of the Conversion Price (with an advance copy of the Note and the Conversion Notice forwarded to the Corporation by facsimile); provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Note is delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Note.

The date of conversion (the "Date of Conversion") shall be the date on which the Conversion Notice is received by the Corporation, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record Holder or Holders of such shares on such date.

2.4. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued shares of Common Stock or treasury shares, sufficient to effect the conversion of this Note; and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding Principal Amount of this Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3. Prepayment. The Corporation is obligated to pay the Notes prior to maturity at such time as the Corporation closes on an aggregate of $3,000,000 in debt and/or equity financing subsequent to closing of the sale of the Notes. In such event, upon written notice from the Corporation, the Holders will have thirty (30) days to convert the Notes into shares of Common Stock.

4. Default.

4.1. Payment of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (a "Default Event"):

(a) The non-payment by the Corporation when due of principal and interest as provided in this Note.

(b) If the Corporation (i) applies for or consents in writing to the appointment of, or if there shall be a taking of possession by, a receiver, trustee or liquidator for the Corporation of all or substantially all of its property; (ii) admits in writing its inability to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) files any petition for relief under the Bankruptcy Code or any similar federal or state statute; or (v) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes against any of its property or assets other than liens for taxes not yet due or being contested in good faith.

(c) Any failure by the Corporation to issue and deliver the Conversion Shares as provided herein upon conversion of this Note in whole or in part.

Notwithstanding the foregoing, the Corporation shall have ten (10) days from the receipt of a written Notice of Default to cure said Default Event, and no acceleration of payment hereunder shall be deemed to have occurred until the close of business on the tenth day after the Corporation's receipt of a written Notice of Default from the Holder of this Note. Upon such cure, the terms of this Note shall continue in effect.

4.2. Each right, power or remedy of the Holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

5. Anti-Dilution Adjustments. The Conversion Price shall be subject to adjustment as follows:

(a) If at any time, during the term of the Note, the Corporation receives debt or equity financing whereby the conversion price per share or the price per share is less than the Conversion Price, said Conversion Price shall be reduced to the price per share to be received or received in said debt or equity financing.

(b) In case the Corporation shall at any time subdivide or combine the outstanding shares of Common Stock, declare a stock dividend, spinoff, stock split, reverse stock split or other similar transaction or reclassify its Common Stock, the Conversion Price in effect immediately prior to such transaction shall be proportionately adjusted to reflect the effect of such transaction. Any such adjustment shall be effective at the close of business on the date such transaction shall become effective.

(c) In case of a consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in a reclassification of outstanding shares of Common Stock of the class issuable upon the conversion of this Note and pursuant to which the security holders of the Corporation are not entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the Holder of this Note shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the shares of common stock or other securities or property to which such Holder(s) would be entitled had the Holders converted this Note immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Note shall be applicable to the shares of common stock or other securities or property receivable upon the conversion of this Note after such consummation.

common stock and other securities and property receivable upon such reclassification, consolidation, merger, sale, or conveyance that the Holder could have converted the Note into immediately prior to such reclassification, consolidation, merger, sale, or conveyance. Such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Note shall similarly apply to successive reclassification of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

6. Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Default Event hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Default Event for failure to effect such payment of any such other amount.

The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

7. Governing Law and Consent to Jurisdiction. The Corporation hereby agrees and consents that this Note shall be construed in accordance with the laws of the state of New York and that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of New York or the United States District Court for the Southern District of New York. By the issuance and execution of this Note, the Corporation irrevocably consents to the jurisdiction of each such court.

8. Transfer/Negotiability. This Note shall be transferred on the books of the Corporation only by the registered Holder hereof or by his attorney duly authorized in writing or by delivery to the Corporation of a duly executed assignment. The foregoing notwithstanding, the Corporation shall not transfer this Note nor any Conversion Shares except pursuant to registration under the Act or an available exemption from the registration requirements of the Act. Neither the Corporation nor its transfer agent shall be obligated to effect any such transfer unless it shall have received an opinion of counsel to the Holder, reasonably satisfactory to the Corporation and its transfer agent stating that such removal of the legend complies with the provisions of the Act. The Corporation shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New York.

9. Notices. All notices and communications under this Note shall be in writing and will be effective and deemed given under this Note on the earliest of (i) the date of personal delivery, or (ii) the date of delivery by facsimile, together with confirmation of successful transmission, or (iii) the business day after deposit for next business day delivery with a nationally recognized courier or overnight service, including Federal Express or Express Mail, for United States deliveries or three business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile shall be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail and, if not sent by facsimile, shall be effective and deemed given under this Note five (5) business days following dispatch. Any notice given hereunder to more than one person shall be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given notice:

if to the Corporation, to:

Nucon-RF, Inc.
c/o Todd Sinclair
1574 Gulf Rd., #242
Point Roberts, WA 98281
Facsimile: (604) 943-5992

if to the Holder, to the address of such Holder as it appears in the subscription documents delivered by the Holder to the Corporation.

10. Gender, etc. When used in this Note, the masculine shall include the feminine and the neuter and vice versa, and the plural shall include the singular and vice versa.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of the ___ day of ___________________.

Nucon-RF, Inc. .

By:
Name:
Title:

CONVERSION NOTICE

NUCON-RF, INC.

The undersigned holder (the "Holder") of an 8%, _________________($_______) Dollar Principal Amount Convertible Note (the "Note"), hereby elects to convert $___  of said Note into shares of common stock of NUCON-RF, INC. in accordance with the terms of the Note. Holder hereby directs that any such shares be issued in the name of and delivered to the Holder or if so specified, to the person or entity named below.

Dated:_____________________

Name:_____________________
(print)

Signature:________________

Address: _________________

 _________________